Exhibit 99


                                                             (PRELIMINARY COPY)

PROXY
                               ROANOKE GAS COMPANY
                            519 Kimball Avenue, N.E.
                             Roanoke, Virginia 24016


           This Proxy is solicited on behalf of the Board of Directors

        The undersigned hereby appoints John H. Parrott and W. Bolling Izard, or either of them, with full power of substitution, to vote all common stock of Roanoke Gas Company held of record by the undersigned as of November 30, 1998, at the Annual Meeting of Shareholders of Roanoke Gas Company to be held on February 8, 1999, and at any adjournments thereof, as follows:

1. APPROVAL OF AGREEMENT AND PLAN OF MERGER AND REORGANIZATION dated September 28, 1998, and the transactions contemplated thereby, to effect a reorganization of Roanoke Gas Company into a holding company structure.

2.      ELECTION OF CLASS B DIRECTORS (Serving until 2002 Annual Meeting):

        [ ]  FOR all nominees listed below      [ ]  WITHHOLD AUTHORITY to vote
             (except as marked to the                for all nominees listed
             contrary below)                         below

               Lynn D. Avis, J. Allen Layman, Thomas L. Robertson


INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line below:

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3.      Upon such other business as may properly come before the meeting and any adjournments thereof.


                                     (Over)
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THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED.  IF NO CHOICE
IS SPECIFIED, THE PROXY WILL BE VOTED FOR NO. 1 AND 2 ABOVE.


The undersigned hereby acknowledges receipt of the Proxy Statement dated December 11, 1998.


Dated:
       -----------------------------------------

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             Signature of Shareholder


Please sign your name(s) exactly as shown imprinted hereon. Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate when signing. (This proxy is revocable at any time prior to exercise hereof.)